                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made part of this registration statement.

                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP

Orange County, California
March 27, 2000